UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

NusaTrip Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-42519	99-2217461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4,Karet, Semanggi, Kota Jakarta Selatan, Daerah Khusus Ibukota, Jakarta, Indonesia	12930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +62 21 5060 8747

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 17, 2026, the Board terminated the employment of Anson Neo (“Mr. Neo”) as Chief Executive Officer of the Company, effective immediately. Mr. Neo also no longer acted in any officer, management, banking, administrative, platform access, or other authorized capacities with the Company and its subsidiaries.

The Board determined that Mr. Neo’s termination constituted a termination for cause under the applicable employment agreement. Mr. Neo will be entitled to final compensation required under the applicable employment agreement and applicable law.

There were no disagreements between Mr. Neo and the Company on any matter relating to the Company’s operations, policies, or practices required to be disclosed under Item 5.02 of Form 8-K.

Departure of Chief Financial Officer

On May 17, 2026, the Board terminated the employment of Tan Yee Siong (“Mr. Tan”) as Chief Financial Officer of the Company, effective immediately. Mr. Tan also no longer acted in any officer, management, banking, administrative, platform access, or other authorized capacities with the Company and its subsidiaries.

The Board determined that Mr. Tan’s termination constituted a termination for cause under the applicable employment agreement. Mr. Tan will be entitled only to final compensation required under the applicable employment agreement and applicable law.

There were no disagreements between Mr. Tan and the Company on any matter relating to the Company’s operations, policies, or practices required to be disclosed under Item 5.02 of Form 8-K.

Appointment of Chief Executive Officer

On May 17, 2026, the Board appointed Tjin Patrick Soetanto (“Mr. Soetanto”) as Chief Executive Officer of the Company, effective immediately, subject to the finalization of mutually acceptable employment or consulting terms approved by the Board or an authorized committee of the Board. Any employment or consulting arrangements that may be entered into with Mr. Soetanto will be disclosed if and to the extent required by applicable law and securities regulations.

Mr. Soetanto has extensive professional experience in senior leadership and operations management. He was appointed as Head of Hotel of the Company effective November 1, 2025. Prior to that, he had served as the Company’s Chief Executive Officer beginning in June 2023. As Head of Hotel and previously as Chief Executive Officer, Mr. Soetanto managed and coordinated supply chain operations, network and operations planning, vendor contracts, and process improvement initiatives, and worked closely with the Company’s technology, marketing, sales, and finance teams to define and implement operational strategy, structure, and processes. Mr. Soetanto was initially hired by Society Pass Incorporated (“SOPA”), the parent company of the Company, in August 2022 as Indonesian General Manager and was promoted to serve as SOPA’s Chief Operating Officer in May 2023. Mr. Soetanto has more than 20 years of experience in the textile and viscose fiber business connecting all Indonesian spinning mill using South Pacific Viscose (SPV) fiber. Immediately prior to his work at SOPA, Mr. Soetanto was a director of SPV which is part of Lenzing Group for 7 years and became a commissioner in 2017. He also started a sustainable clothing brand to create awareness of Lenzing’s Tencel and Ecovero brand. Moreover, Mr. Soetanto set up a new logistics division in 2017 which became a part of Salim group, increasing its valuation in terms of growth and expansion. Previously Mr. Soetanto was also involved in Carbon Finance and Trading as he helps set up Aretae’s Indonesian subsidiary. Mr. Soetanto has a Bachelor of Arts focused in International Business from Loyola Marymount University.

To the Company’s knowledge, there are no family relationships between Mr. Soetanto and any director or executive officer of the Company, and Mr. Soetanto does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On May 17, 2026, the Board appointed Wallace Tzi Chun Foo (“Mr. Foo”) as Chief Financial Officer of the Company, effective immediately, subject to the finalization of mutually acceptable employment or consulting terms approved by the Board or an authorized committee of the Board. Any employment or consulting arrangements that may be entered into with Mr. Foo will be disclosed if and to the extent required by applicable law and securities regulations.

Mr. Foo has over 30 years of professional experience in investment banking and corporate finance. He has held Managing Director positions at major international investment banks, including Credit Suisse and CCB International, where he was responsible for managing large, complex transactions for clients in different industries across Asia. At present, he is also acting as chief executive officer of Ascendance Group Limited, an investment management company engaged in identifying, acquiring, managing and holding investments in early-stage technology companies globally, as well as providing strategic business consultancy services. From 2017 to 2022, he was the Managing Director of Tongfang Capital Limited, a subsidiary of Tsinghua Tongfang Co., Ltd. (SHA:600100), with overall management responsibilities. Mr. Foo is a CFA charterholder and received his MBA from McGill University.

To the Company’s knowledge, there are no family relationships between Mr. Foo and any director or executive officer of the Company, and Mr. Foo does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Director

On January 27, 2026, Richard Hou notified NusaTrip Incorporated (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), effective February 5, 2026. Mr. Hou served as an independent director, a member of the Audit Committee, and the chair of the Nominating and Corporate Governance Committee. Mr. Hou’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On February 5, 2026, the Board appointed Xin Li (“Mr. Li”) as a director of the Company, effective February 5, 2026. The Board has determined that Mr. Li qualifies as an “independent director” under the applicable listing standards of the Nasdaq Capital Market. In connection with his appointment, Mr. Li was named to the Audit Committee and the Nominating and Corporate Governance Committee, and the Board designated him as chairperson of the Nominating and Corporate Governance Committee, in each case effective as of his appointment.

Mr. Li, age 49, has more than 15 years of engineering and technology leadership experience across cloud computing, data analytics and industrial solutions. Since May 2018, he has served as a Principal Cloud Architect at Amazon, focusing on cloud solution development. From February 2017 to March 2018, he was a Data Analytics Manager at Envision, serving as a software solution developer. From August 2014 to December 2016, Mr. Li was a Senior Manager at Aker Solutions, where he served as a control product line manager. From August 2011 to July 2014, he was an Engineering Manager at FMC Technologies, where he led power engineering initiatives. Mr. Li holds an M.B.A. from the University of Minnesota (2010), a Ph.D. in Mechanical Engineering from the University of Houston (2005), and both an M.S. (2001) and a B.S. (1998) in Mechanical Engineering from Shanghai Jiao Tong University.

To the Company’s knowledge, there are no family relationships between Mr. Li and any director or executive officer of the Company, and Mr. Li does not have a direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	NusaTrip Incorporated

/s/ Heather Maynard
	Name:	Heather Maynard
	Title:	Director and Chairwoman of the Board